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                                                                     EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700


                                                               FEBRUARY 17, 2000



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
C/O MERRILL LYNCH, PIERCE, FENNER & SMITH
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
CUSTOMER SERVICE RETAIL DEPARTMENT
BOWLING GREEN STATION
P.O. BOX 5187
NEW YORK, NY 10274-5187

RE: CORPORATE INCOME FUND, PREFERRED SECURITIES PORTFOLIO SERIES 100, DEFINED
    ASSET FUNDS (A UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-26487


Gentlemen:

    We have examined the Registration Statement for the above captioned Fund.

    We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

    You are authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          James Perry
                                          Vice President